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                                                                 EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post Effective Amendment No. 3 to Registration Statement No. 33-48188 of Hudson Chartered Bancorp, Inc. on Form S-3 of our report dated January 30, 1996 appearing in the Annual Report on Form 10-K of Hudson Chartered Bancorp, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.







/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP


Stamford, Connecticut
March 26, 1996